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                                                                   EXHIBIT 10.14


                   FIRST AMENDMENT TO RESTATED AND AMENDED
                            SHAREHOLDERS AGREEMENT

First Amendment made as of November 16, 1999, by and among Michaelson Kelbick Partners, Inc., (originally known as FPC Consulting Corp.), with offices at 335 Madison Avenue, 8th Floor, New York, New York 10017 (the "Corporation"), Financial Performance Corporation, with offices at 335 Madison Avenue, 8th Floor, New York, New York 10017 ("FPC"), Susan Michaelson, residing at ____________________________ ("Susan"), and Hillary Kelbick, residing at
_______________________________ ("Hillary").

                             W I T N E S S E T H:

Whereas, the parties hereto entered into Restated and Amended Shareholders Agreement dated as of October 1, 1998 (the "Shareholders Agreement"), a copy of which is annexed hereto, and

Whereas, the parties hereto desire to amend the Shareholders Agreement, as herein set forth.

Now, therefore, in consideration of the premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Effective as of the date hereof, Section 7 of the Shareholders Agreement is hereby amended and restated in its entirety to read as follows:

"7. Purchase of Stock by MKP in Event of Termination of Employment of Individual Shareholder.

If either of the Individual Shareholders terminates her employment with MKP or if MKP terminates the employment of either of the Individual Shareholders for any reason pursuant to the terms of the Restated and Amended Managing Director's Agreement with such Individual Shareholder dated as of November 15, 1999, as amended, or any successor or substitute agreement (hereinafter, the "Employment Agreement"), or upon the expiration of the Employment Agreement without extension or renewal thereof, then the following provisions shall apply:

      7.1 Each of the Individual Shareholders shall have the right to require MKP to purchase from such Individual Shareholder all (but not less than all) of the Stock then owned by such Individual Shareholder. Each Individual Shareholder shall exercise her right hereunder by giving MKP written notice of exercise at any time during the sixty (60) day period commencing on the date of termination of employment of such Individual Shareholder. The aggregate purchase price to be paid by MKP shall be the Cash Value (hereinafter defined) of the Stock then owned by the Individual Shareholder; provided however, that if MKP terminates the Employment Agreement of such Individual Shareholder for "cause", as such term is defined in the Employment Agreement, then the aggregate purchase price to be paid by MKP shall be an amount equal to fifty (50%) percent of the Cash Value of such Stock. The purchase price for the Stock of each Individual Shareholder shall be payable in full and in cash (in U.S. dollars) at the offices of MKP (or such other office as the Individual Shareholders may designate) at a date and

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time (during ordinary business hours) fixed by the Individual Shareholders not later than ten (10) calendar days after the date on which the Individual Shareholders shall have given their notice of exercise to MKP.

      7.2. If either of the Individual Shareholders does not exercise her right to require MKP to purchase such Individual Shareholder's Stock pursuant to the provisions of Section 7.1 above, then in such event MKP shall have the right, but not the obligation, to purchase from such Individual Shareholder all (but not less than all) of the Stock then owned by such Individual Shareholder. MKP shall exercise its right hereunder by giving such Individual Shareholder written notice of exercise at any time after the 60-Day Period (as hereinafter defined) commencing on the expiration of the sixty (60) day period such Individual Shareholder shall have to notify MKP to purchase such Individual Shareholder's Stock (the "60-Day Period") pursuant to the provisions of Section 7.1 above. The aggregate purchase price to be paid by MKP for such Individual Shareholder's Stock shall be the Agreed Value (hereinafter defined) of such Stock; provided, however, that if MKP terminates the Employment Agreement of such Individual Shareholder for "cause", as such term is defined in the Employment Agreement, then the aggregate purchase price to be paid by MKP for such Individual Shareholder's Stock shall be an amount equal to fifty (50%) percent of the Agreed Value of such Stock. The purchase price shall be payable in full and in cash (in U.S. dollars) at the offices of MKP (or such other office as the Individual Shareholders shall designate) at a date and time (during ordinary business hours) fixed by the Individual Shareholder not later than ten (10) calendar days after the date on which MKP shall have given its notice of exercise to an Individual Shareholder."

      2. Any capitalized term not specifically defined herein shall have the meaning ascribed to such term in the Shareholders Agreement.

      3. Except as amended in this agreement, all of the terms and provisions of the Shareholders Agreement shall remain unmodified and in full force and effect.

      4. The covenants, agreements, terms, provisions and conditions contained in this agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successor, legal representatives and permitted assigns, if any.

      5. This agreement may not be modified orally, but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

      6. This agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

      7. In the event of any inconsistency between the terms and provisions of this agreement and the terms and provisions of the Shareholders Agreement, the terms and provisions of this agreement shall govern and be binding.

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In Witness whereof, the parties hereto have executed this agreement as of the day and year first above written.

                                    Michaelson Kelbick Partners Inc.

                                    By:
                                       ------------------------------------
                                        Hillary Kelbick, Managing Director

                                    By:
                                       ------------------------------------
                                        Susan Michaelson, Managing Director

                                    Financial Performance Corporation


                                    By:
                                       -----------------------------------
                                        William F. Finley, President


                                    --------------------------------------
                                    Hillary Kelbick, Individually


                                    --------------------------------------
                                    Susan Michaelson, Individually

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